UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 8, 2024

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7, 4th Floor	Norwalk	Connecticut	06851
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and 6.250% Senior Notes due 2032

On October 8, 2024 (the “Closing Date”), Terex Corporation (the “Company”) completed its previously announced private offering (the “Senior Notes Offering”) of $750.0 million aggregate principal amount of its 6.250% Senior Notes due 2032 (the “Senior Notes”). The Senior Notes were issued pursuant to an indenture dated as of October 8, 2024 (the “Indenture”), among the Company, HSBC Bank USA, National Association, as trustee (“HSBC” or the “Trustee”), and the guarantors named therein (the “Guarantors”). The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company’s wholly-owned domestic subsidiaries that guarantee the New Credit Facilities (as defined below). The Senior Notes and the related guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Indenture and the Senior Notes provide, among other things, that the Senior Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s senior unsecured indebtedness. The Senior Notes will bear interest from October 8, 2024 at an annual rate of 6.250%, payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2025. The Senior Notes will mature on October 15, 2032.

The Company may redeem the Senior Notes in whole or in part, on or after October 15, 2027, at the redemption prices set forth in the Indenture. Prior to October 15, 2027, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Indenture. In addition, prior to October 15, 2027, the Company may redeem up to 40% of the Senior Notes with an amount equal to the proceeds of certain equity offerings. Upon certain change of control events, the holders of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. In addition, the holders of the Senior Notes may require the Company to apply the net cash proceeds of certain asset sales to repurchase all or a portion of the Senior Notes at par.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or guarantee additional indebtedness or issue preferred stock, (ii) pay dividends or make other restricted payments; (iii) make certain investments, (iv) transfer and sell assets, (v) create or incur certain liens, (vi) engage in certain transactions with affiliates, (vii) sell stock of the Company’s subsidiaries and (viii) consolidate or merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on (i) the failure to make payments under the Indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable.

HSBC and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Senior Secured Credit Facility

On the Closing Date, the Company entered into an Incremental Assumption Agreement, Borrowing Subsidiary Agreement and Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement dated as of April 1, 2021 (as amended from time to time including by the Amendment, the “Amended Credit Agreement”), with certain of its subsidiaries, the lenders and issuing banks party thereto and UBS AG, Stamford Branch, as successor administrative agent and successor collateral agent (“UBSAG” or the “Administrative Agent”).

The Amendment (i) increased the size of the Company’s existing revolving credit facilities to $800.0 million and extended the maturity of the Company’s existing revolving credit facilities to the fifth anniversary of the Closing Date (the “New Revolving Credit Facilities”) and (ii) provided for a new seven-year term loan facility in an aggregate principal amount of $1,250.0 million (the “New Term Facility” and, together with the New Revolving Credit Facilities, the “New Credit Facilities”). In addition, the Amended Credit Agreement increased the size of the letter of credit facility.

Borrowings under the New Term Facility will initially bear interest at a per annum rate equal to, at the Company’s option, either (i) Term SOFR, plus 2.00% or (ii) the applicable base rate, plus 1.00%, in each case subject to a stepdown of 0.25% based on achieving and maintaining a first lien net leverage ratio equal to or less than 0.50x.

Borrowings denominated in U.S. dollars under the New Revolving Credit Facilities will initially bear interest at a per annum rate equal to, at the Company’s option, either (i) Term SOFR, plus 1.625% or (ii) the applicable base rate, plus 0.625%. In addition, borrowings denominated in Euros, Australian dollars or Pounds Sterling under the New Revolving Credit Facilities will initially bear interest at a per annum rate equal to EURIBOR, the Bank Bill Rate or Daily Simple SONIA, respectively plus, in each case, 1.625%. The foregoing interest rate margins are subject to two stepdowns of 0.25% each, based on achieving and maintaining first lien net leverage ratios of 0.90x and 0.40x, respectively.

The New Term Facility will amortize in equal quarterly installments equal to 0.25% of the original principal amount thereof and requires the Company to prepay outstanding term loans, subject to certain exceptions, in an amount equal to a portion of the Company’s annual excess cash flow and with the net cash proceeds of certain asset sales and casualty events.

Outstanding term loans under the New Term Facility may be prepaid at any time without premium or penalty other than customary breakage costs, subject to a 1.00% prepayment premium in connection with certain repricing transactions that occur prior to the date that is six months from the Closing Date.

The Amended Credit Agreement contains customary representations and warranties, negative and affirmative covenants and default provisions. The covenants limit, in certain circumstances, the Company’s ability to take a variety of actions, including, but not limited to: incurring or guaranteeing additional indebtedness or issuing preferred equity; creating or maintaining liens; making investments; pay dividends or make other restricted payments; consolidating or merging or transferring all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries; transferring or selling assets, including stock of the Company’s subsidiaries; and redeeming debt. In particular, the New Revolving Credit Facilities requires the Company to maintain a first lien net leverage ratio of not more than 3.00x, which will be tested only if more than 30% of the total revolving credit commitments extended under the New Revolving Credit Facilities are utilized as of the last day of any fiscal quarter, subject to certain exclusions. The New Term Facility does not have the benefit of, or have any rights with respect to, the financial maintenance covenant. The Amended Credit Agreement provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on (i) the failure to make payments under the Indenture when due, (ii) breach of covenants, (iii) the occurrence of a default under other material indebtedness, (iv) a change of control, (v) bankruptcy events and (vi) material judgments.

UBSAG or its affiliates, and certain lenders, or their affiliates, are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Terex used the proceeds from the Private Offering, together with new term loan borrowings under the New Term Facility and cash on hand, to consummate Terex’s previously announced acquisition (the “Acquisition”) of the subsidiaries and assets of Dover Corporation (“Dover”) that constitute Dover’s Environmental Solutions Group (“ESG”), and to pay related fees, costs and expenses.

The foregoing summary of each of the Indenture, the Senior Notes and the Amended Credit Agreement is qualified in its entirety by reference to the Indenture, the Senior Notes and the Amended Credit Agreement, copies of which are attached hereto and incorporated by reference herein as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, in accordance with the Transaction Agreement, dated as of July 21, 2024, as amended by the First Amendment to the Transaction Agreement, dated as of October 8, 2024 (and as may be further amended, the “TA”), by and between the Company and Dover, the Company completed its acquisition of ESG from Dover for a purchase price of $2.0 billion in cash, subject to customary closing adjustments to be finalized after the Closing Date. The Company financed the purchase price and related fees and expenses using the net proceeds from the Senior Notes, new term loan borrowings under the New Term Facility and cash on hand.

There are no material relationships among the Company and Dover or any of their respective affiliates, other than with respect to the TA and the related ancillary agreements.

The foregoing discussion of the TA is qualified in its entirety by reference to the TA, a copy of which is attached hereto and incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On October 8, 2024, the Company issued a press release announcing the completion of the Acquisition.

The information in Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act unless specifically stated by the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The audited combined financial statements of ESG as of December 31, 2023 and December 31, 2022 and for the years then ended, together with the notes thereto and the independent auditors report thereon, and the unaudited condensed combined financial statements of ESG as of June 30, 2024 and for the six months ended June 30, 2024 and June 30, 2023, are incorporated by reference as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The Company intends to file any pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the required filing date for this Current Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*+	Transaction Agreement, by and between Terex Corporation and Dover Corporation, dated as of July 21, 2024.

2.2*	First Amendment to Transaction Agreement, by and between Terex Corporation and Dover Corporation, dated as of October 8, 2024.

4.1	Indenture, dated as of October 8, 2024, among Terex Corporation, the subsidiary guarantors named therein and the Trustee (including the Form of 6.250% Senior Notes due 2032 included therein).

10.1*	Incremental Assumption Agreement, Borrowing Subsidiary Agreement and Amendment No. 2, dated as of October 8, 2024, among Terex Corporation, certain of its subsidiaries, the lenders and issuing banks party thereto, UBS AG Cayman Islands Branch, as existing administrative agent, and UBS AG, Stamford Branch, as successor administrative agent, relating to the Amended and Restated Credit Agreement, dated as of April 1, 2021, among Terex Corporation, certain of its subsidiaries, the lenders and issuing banks party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Press release of Terex Corporation issued on October 8, 2024.

99.2	Audited Combined Financial Statements of ESG as of December 31, 2023 and December 31, 2022 and for the years then ended, together with the notes thereto and the independent auditor’s report thereon.

99.3	Unaudited Condensed Combined Financial Statements of ESG as of June 30, 2024 and for the six months ended June 30, 2024 and June 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

+	Portions of Exhibit 2.1 have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2024

By:	/s/ Julie A. Beck
Julie A. Beck
Senior Vice President and Chief Financial Officer